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                                                                Exhibit 10.38

MEMORANDUM

DATE:    June 14, 1996

TO:      Jerry Goldress

FROM: The undersigned Directors of Wherehouse Entertainment, Inc. and WEI Holdings, Inc.

RE: Agreement between Wherehouse Entertainment, Inc. ("Wherehouse") and GGG, Inc. as set forth in a letter dated May 11, 1994 and as previously modified by a memorandum dated April 15, 1995 and a memorandum dated December 13, 1995 (the "Contract")


         The boards of directors of Wherehouse and WEI Holdings, Inc. ("Holdings") are today appointing Bruce Ogilvie as the President and Chief Executive Officer of Wherehouse and Holdings. The undersigned directors of Wherehouse and Holdings are writing this letter to confirm the termination of the referenced Contract relating to your services as President and Chief Executive Officer and to confirm the terms of their agreement with GGG, Inc. relating to your continuing service as a director and as Chairman of the board of directors of Wherehouse and Holdings.

         This will confirm that GGG, Inc. and Wherehouse and Holdings (together, the "Debtors"), as debtors and debtors in possession in their Chapter 11 bankruptcy cases pending in the United States Bankruptcy Court for the District of Delaware, acting through their undersigned directors, hereby agree as follows:

         1. The Debtors confirm that, by reason of the appointment of Bruce Ogilvie as Chief Executive Officer and President of each Debtor, (i) your services as Chief Executive Officer and President of Wherehouse and Holdings are now concluded and terminated and (ii) GGG, Inc. is entitled to receive the termination payment described in paragraph 5 of the referenced Contract, as amended in paragraph 1 of the memorandum dated December 13, 1995. Except for (1) such termination payment, (2) current compensation accrued under the Contract through



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June 14, 1996
Page 2

June 14, 1996, and (3) the Payments described in paragraph 3 below, no other payment shall be due to you under the Contract or this memorandum or on account of any services provided by you thereunder.

         2. As Chairman of the board of directors of the Debtors, you shall be responsible only with respect to the management of the restructuring of the Debtors in their bankruptcy cases. Unless specifically requested by Mr. Ogilvie, you will not be responsible with respect to any operational matters, the management of the Debtors' business or any negotiations with a prospective purchaser in connection with a potential asset sale or merger or acquisition transaction involving the Debtors.

         3. As compensation for your continued services as Chairman of the board of directors of each Debtor, the Debtors (jointly and severally), as debtors in possession and on behalf of the estates in the bankruptcy cases, agree to pay GGG, Inc. a total payment of $250,000, of which (i) $200,000 is payable over an 18 month period in equal monthly installments of $11,111.11 on the first day of each month, commencing July 1, 1996 ("Monthly Payments"), and (ii) $50,000 is payable on December 31, 1997 (the "Final Payment" and, together with the Monthly Payments, the "Payments"), or (as to all Payments) on any earlier termination of your appointment as Chairman, on the following terms:

             a. You may resign your office as Chairman of each Debtor at any time and in such event (i) you may collect and retain all Payments due prior to the submission of your resignation and (ii) you shall not be entitled to receive any Payment coming due thereafter.

             b. Your appointment as Chairman of each Debtor may be terminated by the directors of the Debtors at any time and shall be deemed terminated, if (i) appointment of a trustee or conversion to a chapter 7 case is ordered in either or both of the Debtors' bankruptcy cases or (ii) a plan is confirmed and consummated in Wherehouse's bankruptcy case and you are not continued in office as the Chairman of reorganized Wherehouse by the directors appointed pursuant to the plan.

             c. The Final Payment is not a bonus and will not be in any manner contingent upon a successful restructuring or any other future event,




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June 14, 1996
Page 3


    except as set forth herein. All Payments shall be fully earned on execution of this memorandum, subject to the terms and conditions set forth herein.

             d. If at any time your appointment as Chairman is terminated or deemed terminated as set forth in paragraph 3.b, then (unless your appointment is terminated for Cause, as defined in the referenced Contract) GGG, Inc. shall be entitled to collect and retain all Payments, whether scheduled to be paid to you prior to or at any time after such termination, and all Payments shall be due and payable to GGG, Inc. on the date such termination is effective.

         4. The foregoing sets forth our entire agreement as to the matters addressed herein. Upon acceptance hereof by GGG, Inc. and approval of the terms of this memorandum by the Bankruptcy Court, the terms of this memorandum will constitute the binding and enforceable obligation of the estate in these Chapter 11 cases.

         We recognize and commend your past dedication, loyalty and leadership as Chief Executive Officer and President of the Debtors and warmly express our appreciation for your many contributions and achievements.


                                     Very Truly Yours,

                                     WHEREHOUSE ENTERTAINMENT, INC.


                                     By /s/ GERALD S. ARMSTRONG
                                        ------------------------------
                                        Gerald S. Armstrong, Director


                                     By /s/ JAMES J. BURKE
                                        ------------------------------
                                        James J. Burke, Jr., Director


                                     By /s/ RUPINDER S. SIDHU
                                        ------------------------------
                                        Rupinder S. Sidhu, Director



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June 14, 1996
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                                     By /s/ BRADLEY J. HOECKER
                                        ------------------------------
                                        Bradley J. Hoecker, Director


Accepted and agreed
on behalf of GGG, Inc.


/s/ JERRY E. GOLDRESS
- -------------------------------
Jerry E. Goldress